TRANSCEPT PHARMACEUTICALS REPORTS
FIRST QUARTER 2013 FINANCIAL RESULTS

Conference call scheduled for 4:30 PM Eastern time today

Point Richmond, Calif., May 8, 2013 – Transcept Pharmaceuticals, Inc. (Nasdaq: TSPT), a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience, today announced financial results for the three months ended March 31, 2013.

Transcept reported cash, cash equivalents and marketable securities of $81.1 million at March 31, 2013.

“As we continue our work with Purdue to support the commercialization of Intermezzo, we are focused on building a pipeline of products that address unmet needs in the field of neuroscience,” stated Glenn A. Oclassen, President and CEO of Transcept.  “Our business development efforts are aided by our significant corporate resources, including a proven new drug evaluation and development team and a strong balance sheet.  We plan to put these assets to use in development opportunities that allow us to reach important value inflection milestones within our existing cash resources.”

Three months ended March 31, 2013 financial results

For the quarter ended March 31, 2013, Transcept recorded $0.5 million of royalty revenue on Intermezzo net sales generated by Purdue. The royalty revenue was offset by $6.3 million related to a $10 million contribution by Transcept in December 2012 to an Intermezzo direct-to-consumer (DTC) advertising campaign led by Purdue.  Transcept is recognizing this contribution as an offset against revenue over an estimated seven month period beginning December 1, 2012 and ending on June 30, 2013, as the advertising costs are incurred. This resulted in negative net revenue of $5.8 million for the quarter ended March 31, 2013. There was no revenue for the quarter ended March 31, 2012.

Research and development expense for the quarter ended March 31, 2013 was approximately $1.8 million, compared to approximately $2.4 million for the same period in 2012. The decrease of approximately $0.6 million was primarily attributable to the wind down of Transcept's TO-2061 development program. Research and development expense included non-cash stock compensation expense of approximately $0.2 million for the quarter ended March 31, 2013 and approximately $0.3 million for the quarter ended March 31, 2012.

General and administrative expense remained flat between periods at approximately $2.8 million. General and administrative expense included non-cash stock compensation expense of approximately $0.6 million for the quarter ended March 31, 2013, compared to approximately $0.5 million for the quarter ended March 31, 2012.

Net loss for the quarter ended March 31, 2013 was approximately $10.5 million, or $0.56 per share (basic and diluted), compared to net loss of approximately $5.2 million, or $0.37 per share (basic and diluted), for the quarter ended March 31, 2012. The increase in net loss of $5.3 million was primarily due to the Transcept contribution to the DTC campaign led by Purdue. The weighted average shares used to calculate basic and diluted net loss per share were 18,703,413 and 13,925,376 for the quarters ended March 31, 2013 and March 31, 2012, respectively. At March 31, 2013, there were 18,756,029 common shares outstanding and 3,939,411 common shares underlying outstanding options and warrants.

Conference call and webcast information

Transcept will host a conference call and webcast on Wednesday, May 8, 2013 at 4:30 p.m. ET to discuss first quarter 2013 financial results. Telephone numbers for the live conference call are 877-638-4558 (U.S.) or 914-495-8537 (International). The webcast can be accessed on the Investors page of the Transcept website at www.transcept.com and will be available for replay until close of business on June 30, 2013.

About Transcept

Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience. Intermezzo® (zolpidem tartrate) sublingual tablet C-IV is the first FDA approved Transcept product. Purdue holds commercialization and development rights for Intermezzo in the United States. For further information about Transcept, please visit www.transcept.com. For information about Intermezzo, please visit www.MyIntermezzo.com.

Forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the following: Purdue's plans to commercialize Intermezzo, including our collaboration with Purdue; our plans regarding development opportunities for future products and our expectations regarding cash usage in regards to such opportunities; and the period over which we expect to offset against revenue the $10 million contribution related to the direct-to-consumer advertising campaign led by Purdue. Transcept may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including the following: achieving acceptance of Intermezzo by physicians, patients and third party payors; our dependence on our collaboration with Purdue; supplying sufficient quantities of Intermezzo from third party manufacturers and suppliers to meet anticipated market demand; the impact of competitive products and the market for Intermezzo generally; obtaining, maintaining and protecting regulatory exclusivity and intellectual property protection for Intermezzo; our ability to identify and finance additional product candidates for in-licensing or acquisition; and the ability of Transcept to obtain additional funding, if needed, to support its business activities. These and other risks are described in greater detail in the “Risk Factors” section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make. Transcept does not assume any obligation to update any forward-looking statements, except as required by law.

Contact:
Transcept Pharmaceuticals, Inc.
Leone Patterson
Vice President, Chief Financial Officer
(510) 215-3500
lpatterson@transcept.com

FINANCIAL TABLES FOLLOW

Transcept Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenue:
Gross royalty revenue	$482	$—
Advertising expense - Purdue Pharma	(6,312)	—
Net revenue	(5,830)	—
Operating expenses:
Research and development	1,843	2,357
General and administrative	2,802	2,784
Total operating expenses	4,645	5,141
Loss from operations	(10,475)	(5,141)
Interest and other income (expense), net	(25)	(36)
Net loss	$(10,500)	$(5,177)
Basic and diluted net loss per share	$(0.56)	$(0.37)
Weighted average shares outstanding	18,703	13,925

Other comprehensive loss
Changes in unrealized gain (loss) on marketable securities	—	(29)
Comprehensive loss	$(10,500)	$(5,206)

Transcept Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,708	$39,368
Marketable securities	51,368	45,907
Prepaid advertising	2,259	8,571
Other current assets	1,645	1,120
Total current assets	84,980	94,966
Property and equipment, net	88	128
Goodwill	2,962	2,962
Total assets	$88,030	$98,056
Liabilities and stockholders’ equity
Total current liabilities	$2,114	$2,663
Stockholders’ equity:
Common stock and additional paid in capital	208,519	207,496
Accumulated deficit	(122,610)	(112,110)
Accumulated other comprehensive income	7	7
Total stockholders’ equity	85,916	95,393
Total liabilities and stockholders’ equity	$88,030	$98,056

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